INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amentment No. 2 to Registration Statement No. 333-79419 of Volume Services America, Inc. of our report dated March 18, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Summary Historical and Pro Forma Financial Information of Volume Holdings; "Selected Historical Financial Information of Volume Holdings" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Greenville, South Carolina


August 17, 1999